                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement") made effective as of the 1st day of August, 2007 (the "Effective Date"), by and between ISRAMCO, INC., a Delaware corporation (the "Corporation"), with its principal operating offices located in Houston, Texas, and EDY FRANCIS (the "Employee").


                              W I T N E S S E T H:

        WHEREAS, the Corporation and its subsidiaries are involved in the business of exploring for, developing and producing hydrocarbons and operating producing properties in the United States (referred to as the "Business");

        WHEREAS, the Corporation and its subsidiaries own, control and have exclusive access to Confidential Information, as defined below;

        WHEREAS, the Corporation desires to retain the services of the Employee, and the Employee desires to be employed by Corporation, upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises, the agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT BY CORPORATION. Subject to the terms and conditions hereinafter set forth, Corporation hereby agrees to employ the Employee, and the Employee hereby agrees to serve Corporation, in the capacity and for the Term of Employment (as defined below) specified herein.

2. SCOPE OF EMPLOYMENT. During the Term of Employment hereunder, the Employee will serve as the chief financial officer the Corporation and its subsidiaries, including but not limited to Jay Petroleum Corp, Jay Management Company, Inc., and Isramco Energy, LLC, a Texas limited liability company (each a "Company" and collectively, the "Companies"). In this connection, the Employee will occupy the top financial position in the Corporation and the Companies and will, among other duties, be responsible for:

        A. Overseeing all Corporate and Company accounting practices, including accounting departments, preparing budgets, financial reports, tax and audit functions;

        B. Directing financial strategy, planning and forecasts; conferring with the board of directors and officers of the Corporation and manager(s) and officers of the Companies;

        C. Ensuring compliance with all financial reporting requirements applicable to the Corporation and the Companies, including reports due pursuant to loan covenants and banking requirements;


                              EMPLOYMENT AGREEMENT

        D.      Supervising investment and collection of funds;

        E. Providing studies, analysis and reports on trends, opportunities for expansion and projection of future Corporation and Company growth;

        F. Assisting the Corporation and the Companies in the creation, maintenance and expansion of favorable relations with banking and other financial partners;

        G. Using his best efforts, diligently, to the best of Employee's ability, and with the highest degree of good faith and loyalty, perform all such duties incident to his position to promote the interests and goodwill of the Corporation and Companies; and

        H. Such other duties and responsibilities as may from time - to - time be assigned by the president or chief executive officer the Corporation.

3. ENGAGING IN OTHER EMPLOYMENT. The Employee shall devote his entire productive time, ability, and attention to the business of the Corporation and Companies during the term of this Agreement and shall not engage in any competitive business activity. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other persons or organization, whether for compensation or otherwise, without the prior written consent of the Corporation. Notwithstanding anything herein contained to the contrary, the Employee shall be able to devote such time as he deems reasonably necessary to his own private investments and affairs, so long as the performance of the Employee hereunder is not impaired and the covenants contained herein are not violated.

        A. Without limitation of the foregoing, to avoid any such conflicts of interest, Employee (either individually or with any related party or parties) shall not, without the approval of the Corporation directly or indirectly (other than through investment companies, investment funds or other vehicles in which the Employee has no influence over specific investment decisions): (1) invest in the securities of any company in which the Corporation itself has made an equity or equity linked investment; (2) make any investment in a potential corporate opportunity; or (3) make any investment (determined at the time it is made), whether direct or indirect through any other person or entity, in any competitor of the Corporation.

        B. For purposes of this Section 3, a "corporate opportunity" means business opportunity that Employee, or, to his, a related party, intends to pursue, whether through investment or participation in the business, and that the Corporation or any Company might reasonably be interested in pursuing, which
(1) has a direct or close relationship to a business or line of business in which the Corporation and/or any Company is currently engaged, or (2) with respect to which (a) the Corporation and/or any Company has announced that it intends to engage or (b) the Employee is aware the Corporation and/or any Company has determined it intends to engage or is in the process of considering whether it will engage.

4. COMPENSATION. As compensation for his services hereunder, the Corporation shall pay, during the Term of Employment, and the Employee shall be entitled to receive, subject to the terms and conditions of this Agreement, compensation in the amount of $50,000.00 per annum (the "Base


                              EMPLOYMENT AGREEMENT

Salary"), payable in accordance with Corporation's payroll policy. All compensation paid to the Employee shall be subject to applicable employment and withholding taxes. The Employee shall be responsible for any taxes resulting from a determination that any portion of any benefit supplied to the Employee may be reimbursing personal as well as business expenses.

5. VACATION; HOLIDAYS; SICK LEAVE. During the Term of Employment the Employee shall be entitled to five (5) working days of paid sick leave ("Sick Leave") , Corporation holidays, and an annual vacation of three (3) weeks (fifteen working days), including American holidays ("Vacation"). All Vacation time and Sick Leave not taken prior to calendar year end shall be forfeited. All of the foregoing shall be subject to and taken in accordance with the regular policy of Corporation, during which time Employee's Base Salary shall be paid in full. Sick Leave and Vacation for the current year will be pro rated, commencing three calendar months after the Effective Date.

6. BUSINESS EXPENSES. The Employee, from time to time, may incur reasonable expenses. Corporation agrees that during the Term of Employment it will reimburse the Employee for out-of-pocket expenses reasonably incurred by him in connection with the performance of his services hereunder upon the presentation by the Employee of an itemized monthly accounting of such expenditures, including receipts as required or appropriate for federal income tax regulations and such other documentation in support thereof that is adequate in Corporation's sole discretion.

7. EMPLOYEE BENEFITS DURING THE TERM OF EMPLOYMENT. It is understood and agreed that the Employee shall not be entitled to participate in any health and dental benefits plans of Corporation now or hereafter in effect or to participate in any 401(k) plans, retirement plans or arrangements of Corporation now or hereafter in effect. In the event the Corporation offers such benefits and in the event the Employee desires to participate, such participation will subject to the mutual written agreement of Corporation and Employee as to the terms and conditions of any such participation.

        A. AUTOMOBILE. For the term of this Agreement, The Corporation will provide Employee with a vehicle of a make and model selected in the sole discretion of the Corporation (the:" Vehicle"). The Corporation will pay all reasonable and necessary operating and maintenance expenses for the Vehicle including insurance upon presentation of an itemized account therefore in accordance with the Corporation's businesses expense reimbursement policy. The Employee will maintain the Vehicle in accordance with service requirements.

        B. HOUSING. For the term of this Agreement, the Corporation will provide Employee with completely furnished and equipped housing, as selected by the Corporation in its sole discretion.

        C. FLIGHT TICKETS. For the term of this Agreement, The Corporation will provide Employee with a flight ticket to Israel, for homeland vacation, twice a year (economy class).The Employee shall give the Corporation a prior written notice of 30 days regarding his scheduled homeland vacation.

        D. SIGNATURE BONUS. The Corporation will grant the Employee with a $ 5,000 (five thousand) signature bonus (the: "Bonus"). In the event the Term of Employment ( as


                              EMPLOYMENT AGREEMENT
                defined below) shall be terminated within 12 months from its commencement (from any reason), the Bonus shall be repaid to the Corporation in whole (but without any interest) upon the termination of the Term of Employment.

8. TERM OF EMPLOYMENT. The "Term of Employment," as used herein, shall mean a period commencing on September 2, 2007, and shall continue until and unless terminated sooner as herein provided.

9. TERMINATION OF EMPLOYMENT. The Employee may terminate the Term of Employment, but not this Agreement, for any reason, with or without notice. Corporation may terminate the Term of Employment, but not this Agreement, for any reason with notice or without notice for Cause, or the death or Permanent Disability of Employee. For purposes of this Agreement,

        A.      "CAUSE" means:

                (i) the commission by the Employee of an act constituting a dishonest or other act of misconduct, or a fraudulent act or a felony under the laws of any state or of the United States to which Corporation or Employee is subject to;

                (ii) the material breach by the Employee of any of the provisions of this Agreement; Corporation which remains uncured after fifteen (15) days written notice thereof;

                (iii) the Employee's violation of rules governing employee performance, including, without limitation, any rules, regulations or statements now or hereafter set forth by Corporation, which violation remains uncured after fifteen (15) days written notice thereof; or

                (iv) actions by Employee which are designed or intended to be harmful to the interests of the Corporation or the Companies or their business relationships or damage the Corporation's or any Company's reputation or goodwill in the conduct of its business or valuation by the financial markets, or which would reasonably be anticipated to have such effect.

        B. "PERMANENT DISABILITY" means a disability by reason of the occurrence of an injury or disease (including a mental illness) or a physical or mental condition that (i) results in a person becoming unable adequately to perform his or her customary duties for the Corporation, and (ii) has existed for a continuous period of at least fourteen (14) consecutive weeks, during the last ten (10) weeks of which time such person has been unable to average in excess of twenty (20) hours per week of the type of work for which such person is employed by the Corporation. In determining whether a Member is Permanently Disabled, the Corporation may rely upon the opinion of any doctor licensed to practice medicine who has been selected by the Corporation, and any other evidence the Corporation deems appropriate. The Corporation shall be the sole judge as to whether a Member is Permanently Disabled as defined herein, and its judgment shall be binding and conclusive.

        C.      EFFECT OF TERMINATION.


                              EMPLOYMENT AGREEMENT

                (i) TERMINATION BY CORPORATION FOR CAUSE; PERMANENT DISABILITY OR DEATH OR TERMINATION BY EMPLOYEE WITHOUT NOTICE. In the event the Corporation terminates Employee's employment for Cause, Permanent Disability, or Death, or in the event the Employee terminates this Agreement without a minimum of sixty (60) calendar days' written notice:

                        (a) The Corporation will pay Employee his Base Salary on a pro rata basis through the effective time of termination along with any unreimbursed expenses incurred as of the effective date of termination, subject to and in accordance with Section 6;

                        (b) The Corporation's obligation to make any other payments shall immediately terminate; and

                        (c) The provisions of Sections 10 and 18 will remain in force according to their terms.

                (ii) TERMINATION BY CORPORATION WITHOUT CAUSE, DEATH, PERMANENT DISABILITY OR NOTICE. If this Agreement is terminated by Corporation without: i) Cause; or ii) the death of Employee; or iii) without the Permanent Disability of Employee; or iv) without sixty (60) calendar days' written notice, at the option of Corporation: i) the Employee shall be paid a monthly sum equal to the Employee's Base Salary for three months, less all applicable taxes; or (ii) the Employee will be paid a lump sum equal to $30,000.00, less all applicable taxes. In either event, the Corporation will pay Employee unreimbursed expenses incurred as of the effective date of termination, subject to and in accordance with Section 6, and the provisions of Sections 10 and 18 will remain in force according to their terms.

                (iii) TERMINATION BY EITHER PARTY ON NOTICE. In the event either Corporation or Employee terminates the employment of Employee upon sixty
        (60) days' written notice, the Corporation will pay Employee his Base Salary and all other benefits, and Employee shall perform all duties required hereunder, through the effective time of termination. After termination of employment the provisions of Sections 10 and 18 will remain in force according to their terms.

        D. RETURN OF PROPERTY. All computers, equipment, files, records, documents, drawings, presentations, specifications, equipment, data, computer printouts, records, written materials and similar items relating to the business of the Corporation, whether prepared by the Employee or otherwise coming into his possession shall remain the exclusive property of the Corporation and shall be returned to the premises of the Corporation at the termination of employment termination or whenever requested by the Corporation. In the event the Employee fails to return the Corporation's property when required or requested to do so, the Corporation may, in addition to any other remedy provided by law, withhold any amounts due the Employee until full compliance with this Section 9.D.

10. NON - DISCLoSURE COVENANTS. The Employee hereby acknowledges that during the course of


                              EMPLOYMENT AGREEMENT
his employment, he will have access to and will become familiar with the confidential information of the Corporation and its business, including, without limitation, financial information, personnel information, lists of vendors, investors, partners and accounts, internal corporate information relating to the Corporation and its Related Entities, revenue information, information on prospective acquisitions and sales, leasing information, production and geologic information, seismic and geophysical information and such other information of a confidential nature which must remain confidential for the continuing success of the Corporation (the "Confidential Information"). Additionally, the Employee acknowledges that the Corporation's methods of doing business and the Confidential Information, as they may exist from time to time, are valuable, special and unique assets of the Corporation's business. Therefore, in consideration of the mutual promises herein contained, and for other good and valuable consideration, to protect the foregoing valuable property of the Corporation, the Corporation and the Employee expressly covenant and agree as follows:

        A. NON - DISCLOSURE. The Employee will not, during and after the termination of his employment for any reason:

                (i) Disclose, directly or indirectly, the Corporation's methods of doing business or Confidential Information, or any part thereof, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, unless such disclosure is done in the normal course of Employee's business for Corporation or on behalf of the Corporation with Corporation's consent;

                (ii) Directly or indirectly use the Corporation's methods of doing business or Confidential Information, or any part thereof, for his own purpose or for his own benefit in any activity of any nature whatsoever; or

                (iii) Directly or indirectly disclose the terms of this Agreement except as may be required for income tax purposes or by court order.

        B.      ACKNOWLEDGEMENTS. The parties acknowledge:

                (i) That due to the nature of the Corporation's business, the foregoing covenants contain limitations as to scope of activity to be restrained that are reasonable and do not impose a greater restraint upon the Employee than is reasonably necessary to protect the goodwill or other business interests of the Corporation;

                (ii) That these covenants protect a legitimate interest of the Corporation and do not serve solely to limit the Corporation's future competition or the Employee's ability to find employment;

                (iii) That this Agreement is not an invalid or unreasonable restraint of trade;

                (iv) That a breach of Section 10 of this Agreement by the Employee would cause irreparable damage to the Corporation; and


                              EMPLOYMENT AGREEMENT

                (v) That the signing of this Agreement is necessary to the Employee's employment by the Corporation.

        C. REMEDIES. In the event of any breach, or of any threatened or attempted breach by the Employee of the covenants herein contained, it is agreed that in addition to all other legal remedies, Employee agrees that Corporation shall be entitled to a temporary restraining order, preliminary injunction and/or permanent injunction restraining and enjoining Employee from violating the provisions herein without the requirement to post a bond. The Employee further agrees that for the purpose of any such injunction proceeding, it shall be presumed that the Corporation's legal remedies would be inadequate and that the Corporation would suffer irreparable harm as a result of the Employee's violation of the provisions of this Agreement. In any proceeding brought by the Corporation to enforce the provisions of this Agreement, no other matter relating to the terms of any claim or cause of action of the Employee against the Corporation will be a defense thereto. Nothing in this Agreement shall be construed to prohibit Corporation from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from Employee. If the Employee breaches any of the terms of this Agreement, then Employee shall pay to Corporation all of Corporation's costs and expenses, including attorneys' fees, incurred by Corporation in enforcing the terms of this Agreement.

        D. JUDICIAL MODIFICATION. The Corporation and the Employee further agree that, should the legality or enforceability of the covenants ever be challenged and any part thereof be deemed unreasonably excessive, the Court rendering such decision shall not invalidate the covenants in their entirety, but rather shall reduce the scope thereof to what the Court deems reasonable under the circumstances.

        E. AUTHORIZATION TO NOTIFY. Employee hereby authorizes Corporation to notify third parties about Corporation's rights and obligations under this Agreement following the termination of the Agreement.

11. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. In addition to the representations and warranties contained in other Sections of this Agreement, and in any other agreements executed by the parties hereto, the Employee makes the following representations and warranties which shall be true and correct as of the date hereof and which will survive the date hereof:

        A. The Employee is free to enter into this transaction and that there are no agreements which are in full force and effect which prohibit or limit the full effectiveness of the matters and obligations herein stated;

        B. All information furnished to the Corporation or its agent is true and correct;

        C. There are no actions or proceedings pending or threatened against the Employee which may affect his ability to perform hereunder; and

        D. No special consents are required to carry out the transaction contemplated by this Agreement.


                              EMPLOYMENT AGREEMENT

12. THIRD-PARTY BENEFICIARIES. The Corporation and the Employee acknowledge and agree that the term "Corporation" as used in this Agreement shall, for purposes of Employee's covenants and obligations hereunder, include not only the Corporation but also the Companies and its parent, sister, or any other related affiliates or subsidiaries, presently existing or subsequently formed, or any other entity which is a shareholder of the Corporation or has any of the same shareholders of the Corporation (collectively, the "Related Entities") and such Related Entities are third-party beneficiaries of the covenants contained in this Agreement. It is further agreed by the Employee that the Corporation and the Related Entitles may jointly or severally enforce the covenants contained in Sections 10 or 18 hereof.

13. SEVERABILITY. Employee acknowledges and agrees that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement. Employee understands and agrees that this Agreement is to be enforced to the fullest extent permitted by law. In the event that any of the provisions of this Agreement are held to be too broad to be enforced as written or otherwise invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction. If, however, any provision is held to be illegal, invalid or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

14. LEGAL FEES AND EXPENSES. In the event that either of the parties to this Agreement contests the validity or enforceability of any of the provisions of Sections 10 or 18, then such contesting party hereby agrees to pay in a timely and prompt manner any and all legal fees and expenses incurred by the other party from time to time as a result of such contesting party's contesting of the validity or enforceability of any provision of Sections 10 or 18 hereof this Agreement; PROVIDED, HOWEVER, nothing contained in this Section 14 shall obligate Corporation to pay any legal fees or expenses incurred by the Employee in connection with any litigation by Corporation against the Employee to enforce the terms of this Agreement against the Employee.

15. ASSIGNMENT. The rights and benefits of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Corporation. This Agreement is a personal employment contract and the rights and interests of the Employee hereunder may not be sold, transferred, assigned, pledged, or hypothecated, directly or indirectly, or by operation of law or otherwise.


                              EMPLOYMENT AGREEMENT

16. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties relating to the subject matter hereof and supercedes and merges all prior discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the term of employment includes any time during which I may be retained by Corporation as a consultant.

17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and Employee irrevocably agrees to subject himself to the exclusive personal jurisdiction and venue of any court in the Southern District of Texas.

18. NON-DISPARAGEMENT: During Employee's employment with Corporation and, should Employee's employment terminate for any reason (whether voluntary or involuntary), for a period of 24 months following Employee's separation, Employee agrees that Employee will not make any comment or take any action which disparages, defames, or places in a negative light Corporation or its past and present officers, directors, and employees. Corporation agrees that during this same period, its officers and directors shall refrain from making any comment or taking any action to disparage, defame, or place Employee in a negative public light.

19. WAIVER. No waiver by Corporation of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by Corporation of any right under this Agreement shall be construed as a waiver of any other right. Corporation shall not be required to give notice to enforce strict adherence to all terms of this Agreement

20. SURVIVAL. The provisions of this Agreement shall survive the termination hereof employment and the assignment of this Agreement by Corporation to any successor in interest or other assignee.

21. HEADINGS. The headings to each section or Section of this Agreement are provided for convenience of reference only and shall have no legal effect in the interpretation of the terms hereof.

22. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail, postage prepaid, and

         A.       if to the Employee, addressed to him at:
                  Edy Francis


         B.       if to Corporation, addressed to it at:

                  Isramco, Inc.
                  11767 Katy Freeway
                  Houston, Texas 77079.

or such other address as the party to whom or to which such notice or other communication is to


                              EMPLOYMENT AGREEMENT
be given shall have specified in writing to the other party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

23. ARBITRATION. Corporation and Employee agrees to submit to final and binding arbitration any and all disputes, claims (whether in tort, contract, statutory, or otherwise) and/or disagreements concerning the interpretation or application of this Agreement and/or Employee's employment by Corporation and/or the termination of this Agreement and/or Employee's employment by Corporation; provided, however, notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Section 10 of this Agreement be submitted to arbitration pursuant to this Section 23 or otherwise. Any such dispute, claim and/or disagreement subject to arbitration pursuant to the terms of this Section 23 shall be resolved by arbitration in accordance with the Employment Dispute Resolution Rules then in effect with the American Arbitration Association (the "AAA"). Arbitration under this provision must be initiated within 30 days of the action, inaction, or occurrence about which the party initiating the arbitration is complaining. Within ten days of the initiation of an arbitration hereunder, each party with designate an arbitrator pursuant to Rule 14 of the AAA Rules. The appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the AAA Rules. Employee and Corporation agree that the decision of the arbitrators selected hereunder will be final and binding on both parties. The parties hereto agree that any decision rendered by the arbitration panel may be entered as a judgment of the Harris County, Texas Courts or the United States District Court for the Southern District of Texas, Houston Division of Texas.

24. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

        IN WITNESS WHEREOF, Corporation has caused this Agreement to be executed by a duly authorized officer thereof, and the Employee has executed this Agreement effective as of the Effective Date.


            CORPORATION:              ISRAMCO, INC.

                                      By: ________________________________
                                          Haim Tsuff, Chief Executive Officer

        I UNDERSTAND THAT THIS AGREEMENT RESTRICTS MY RIGHT TO DISCLOSE OR USE CORPORATION'S CONFIDENTIAL INFORMATION DURING AND SUBSEQUENT TO MY EMPLOYMENT. I HAVE READ THIS EMPLOYMENT AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS.

         Dated:  August ___, 2007.

                                    EMPLOYEE: __________________________________
                                              EDY FRANCIS




                              EMPLOYMENT AGREEMENT
                                    PAGE 10